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EXHIBIT 4.6

FIRST SUPPLEMENTAL INDENTURE

        FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of April 30, 2004, among PLIANT CORPORATION (or its successor), a Utah corporation (the "Company"), PLIANT CORPORATION INTERNATIONAL, a Utah corporation, PLIANT FILM PRODUCTS OF MEXICO, INC., a Utah corporation, PLIANT SOLUTIONS CORPORATION, a Utah corporation, PLIANT PACKAGING OF CANADA, LLC, a Utah limited liability company, UNIPLAST HOLDINGS, INC., a Delaware corporation, UNIPLAST U.S., INC., a Delaware corporation, PIERSON INDUSTRIES, INC., a Massachusetts corporation, TUREX, INC., a Rhode Island corporation, UNIPLAST MIDWEST, INC., an Indiana corporation, (collectively, the "Existing Guarantors"), UNIPLAST INDUSTRIES CO., a Nova Scotia unlimited company (the "New Guarantor"), a subsidiary of the Company, and THE BANK OF NEW YORK, a New York banking corporation, as trustee under the indenture referred to below (the "Trustee").

WITNESSETH

        WHEREAS, the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of April 10, 2002, providing for the issuance of an aggregate principal amount of up to $100,000,000 of 13% Senior Subordinated Notes due 2010 (the "Securities");

        WHEREAS, Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Note Guarantee on the terms and conditions set forth herein; and

        WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

        1.     Agreement to Guarantee.    The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

        2.     Ratification of Indenture; Supplemental Indentures Part of Indenture.    Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

        3.     Governing Law.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        4.     Trustee Makes No Representation.    The recitals contained herein shall be taken as the statements of the Company, the New Guarantor and the Existing Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

        5.     Counterparts.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        6.     Effect of Headings.    The Section headings herein are for convenience only and shall not effect the construction hereof.

[signature page to follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

PLIANT CORPORATION
By:	Brian E. Johnson Executive Vice President, Chief Financial Officer and Secretary

PLIANT CORPORATION INTERNATIONAL
PLIANT FILM PRODUCTS OF MEXICO, INC.
PLIANT PACKAGING OF CANADA, LLC
UNIPLAST HOLDINGS, INC.
UNIPLAST U.S., INC.
TUREX, INC.
PIERSON INDUSTRIES, INC.
UNIPLAST MIDWEST, INC.
UNIPLAST INDUSTRIES CO.
By:	Brian E. Johnson Executive Vice President, Treasurer and Assistant Secretary
PLIANT SOLUTIONS CORPORATION
By:	Brian E. Johnson Executive Vice President, Chief Financial Officer and Assistant Secretary
THE BANK OF NEW YORK, as Trustee
By:	Name: Title:

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  EXHIBIT 4.6
FIRST SUPPLEMENTAL INDENTURE